UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2005

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

None
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

On December 20, 2005, the board of directors of Cole Credit Property Trust II, Inc. (the "Company") approved the Amended and Restated Distribution Reinvestment Plan, effective as of December 31, 2005 (the "Amended Plan"), attached hereto as Exhibit 10.1. The Amended Plan supersedes the Distribution Reinvestment Plan, effective as of June 27, 2005 (the "Prior Plan").

Under the Amended Plan, as of December 31, 2005, the plan administrator will invest distributions in shares of common stock of the Company at the higher of 95% of the estimated value of one share as estimated by the Company's board of directors or $9.50 per share. Under the Prior Plan, participants could reinvest their distributions at the higher of 91.5% of the estimated value of one share as estimated by the Company's board of directors or $9.15 per share.

Notice of the amendment was sent to particpants in the Prior Plan on December 20, 2005. Participants in either the Prior Plan or the Amended Plan may terminate or modify their participation at any time by written notice. In the event any participants wish to terminate or modify their participation in the Prior Plan prior to the effectiveness of the Amended Plan and the Company's January 3, 2005 distribution payment date, the Company will accept these notices until December 28, 2005.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions

None.

(d) Exhibits

10.1 Restated Distribution Reinvestment Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

October 22, 2005	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Restated Distribution Reinvestment Plan